EXHIBIT 99.1
PRESS RELEASE CONTACT: MICHAEL SENKEN
PHONE: (770) 651-9100

MIMEDX ANNOUNCES $10 MILLION
STOCK REPURCHASE PROGRAM

Marietta, Georgia, May 12, 2014 (PR Newswire) -- MiMedx Group, Inc. (NASDAQ: MDXG), an integrated developer, manufacturer and marketer of patent-protected regenerative biomaterials and bioimplants processed from human amniotic membrane, announced today its Board of Directors has approved a stock repurchase program. Under the terms of the program, the Company may repurchase up to $10 million of its common stock from time to time through December 31, 2014. The timing and amount of repurchases, if any, will depend upon the Company's stock price, economic and market conditions, regulatory requirements, and other corporate considerations. The Company may initiate, suspend or discontinue purchases under the stock repurchase program at any time.
“The announcement of the stock repurchase program reflects the Board's and management’s confidence in the long-term growth prospects of the Company's business and favorable outlook for earnings and cash flows,” said Parker H. “Pete” Petit, Chairman and CEO. “As I mentioned in our last investor call, we recently developed the MiMedx five-year strategic plan. Based on its review of the strategic plan, our Board of Directors feels strongly that the Company’s future product initiatives and opportunities are solid, and that the Company has ample capacity and ability to deliver those initiatives and react to market changes. In view of those factors, as well as the Company’s historical and forecasted results, the Board is confident that the Company’s future cash flows will be very strong.”

“We believe repurchasing our shares is a prudent use of a portion of our cash. The plan approved by the Board allows us to continue to make investments necessary to fueling our growth while returning value to our shareholders through disciplined repurchases of shares of our common stock at what we believe are undervalued prices,” concluded Petit.

About MiMedx
MiMedx® is an integrated developer, manufacturer and marketer of patent protected regenerative biomaterial products and bioimplants processed from human amniotic membrane. “Innovations in Regenerative Biomaterials" is the framework behind our mission to give physicians products and tissues to help the body heal itself. Our biomaterial platform technologies include AmnioFix® and EpiFix®, our tissue technologies processed from human amniotic membrane that is derived from donated placentas. Through our donor program, mothers delivering full-term Caesarean section births can elect in advance of delivery to donate the placenta in lieu of having it discarded as medical waste. We process the human amniotic membrane utilizing our proprietary PURION® Process, to produce a safe and effective implant. MiMedx® is the leading supplier of amniotic tissue, having supplied over 225,000 allografts to date for application in the Wound Care, Surgical, Sports Medicine, Ophthalmic and Dental sectors of healthcare.

Safe Harbor Statement
This press release includes statements that look forward in time or that express management’s beliefs, expectations or hopes. Such statements are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, the use of the Company’s capital for the stock repurchase program, the long-term growth prospects of the Company and favorable outlook for earnings and cash flows, that the Company has ample capacity and ability to deliver on its future product initiatives and opportunities and react to market changes, that repurchasing shares is a prudent use of cash and will fuel growth and return value to shareholders, and the Company’s belief that its stock is undervalued. These statements are based on current information and belief, and are not guarantees of future performance. Among the risks and uncertainties that could cause actual results to differ materially from those indicated by such forward-looking statements include the risks inherent with the use of the Company’s capital to repurchase stock, that the long-term prospects of the Company and future earnings and cash flows will not be as expected or will not be favorable, that the Company is not able to deliver on its product initiatives and opportunities or react to market changes, that the share repurchase plan does not fuel growth and return value to shareholders, that the Company’s stock is not undervalued or does not otherwise increase in value in the future, and the risk factors detailed from time to time in the Company’s periodic Securities and Exchange Commission filings, including, without limitation, its 10-K filing for the fiscal year ended December 31, 2013. By making these forward-looking statements, the Company does not undertake to update them in any manner except as may be required by the Company’s disclosure obligations in filings it makes with the Securities and Exchange Commission under the federal securities laws.